                                                                     EXHIBIT 3.1

                              ARTICLES OF AMENDMENT
                             AND RESTATEMENT OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                                 WAVEPHORE, INC.


         The undersigned officer of WAVEPHORE, INC. (the "Corporation"), a corporation existing pursuant to the provisions of the Indiana Business Corporation Law, as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment and restatement of the Corporation's existing Amended and Restated Articles of Incorporation by the adoption of these Amended and Restated Articles of Incorporation ("Amended and Restated Articles") to supersede and take the place of its existing Amended and Restated Articles of Incorporation, certifies the following facts:

                      TEXT OF AMENDED AND RESTATED ARTICLES

                                    ARTICLE I
                                 IDENTIFICATION

         Section A. The Corporation was originally incorporated on November 13, 1990.

         Section B. The name of the Corporation following the effectiveness of these Amended and Restated Articles is WAVO CORPORATION.

                                   ARTICLE II
                           REGISTERED OFFICE AND AGENT

         The street address of the Corporation's registered office in Indiana and the name of its registered agent at that office is Glenn Scolnik, c/o Hammond Kennedy Whitney, 8888 Keystone Crossing, #690, Indianapolis, Indiana 46240.

                                   ARTICLE III
                                     SHARES

         Section A. Number of Authorized Shares. The Corporation is authorized to issue 100,000,000 shares of common stock, without par value ("Common Shares"), and 25,000,000 shares of preferred stock.

         Section B. Rights of Common Shares.

         (1) Voting Rights. Each holder of Common Shares of the Corporation shall be entitled to one vote for each such share standing in such shareholder's name on the books of the Corporation.

         (2) Dividends and Other Distributions. Subject to the rights of holders of any class or series of shares having a preference over the Common Shares as to dividends or upon liquidation, holders of Common Shares are entitled to such dividends as may be declared by the board of directors of the Corporation out of funds lawfully available therefor. All dividends shall be paid in equal amounts per share to holders of Common Shares.

         Section C. Rights of Preferred Shares.

         (1) Generally. Shares of preferred stock may be issued from time to time in one or more series, which series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such shares adopted by the board of directors. The authority for the adoption of such resolution or resolutions is hereby expressly granted to and vested in the board of directors and shall include authority to specify the number of preferred shares of any series and to provide, as to any series of preferred shares, such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are from time to time permitted under the Indiana Business Corporation Law.

         (2) Designation of Rights of Series 1994 Cumulative Convertible Preferred Shares.

                  (a) Authorization and Designation. The Corporation is authorized to issue a series of its preferred shares consisting of 501,963 shares having a stated value of $11.00 per share, to be designated as the Series 1994 Cumulative Convertible Shares (hereinafter referred to as the "Series 1994 Shares"). Holders of Series 1994 Shares will not have any preemptive rights. So long as any Series 1994 Shares shall be outstanding, the Series 1994 Shares shall be senior, in respect of the right to receive dividends or assets upon liquidation, dissolution or winding up of the Corporation, to the Common Shares and all other series of preferred shares hereafter established by the Board of Directors unless (i) two-thirds of the holders of Series 1994 Shares vote for or consent to the creation of a series having rights senior to the Series 1994 Shares or (ii) it is expressly provided in the terms of any such series that it shall rank pari passu with the Series 1994 Shares in respect of such matters.

                  (b) Dividends. Holders of Series 1994 Shares will be entitled to receive, when and as declared by the Board of Directors of the Corporation out of assets of the Corporation legally available for the payment thereof, cash dividends at a rate of 10% per annum per share payable when, as and if declared by the Board of Directors. Dividends will be payable to holders of record of Series 1994 Shares as they appear on the books of the Corporation on such record dates, not less than 10 days and not more than 60 days preceding the payment dates thereof, as may be fixed by the Board of Directors of the Corporation. Dividends shall be fully cumulative and shall accrue from the date of original issuance of the Series 1994 Shares. Dividends may be paid at any time and to the extent that the Corporation's total assets exceed its total liabilities, without regard to the liquidation preference of any class or series of shares senior to the Series 1994 Shares, provided that the Corporation, after giving effect to the payment of such dividends, will be able to pay its debts as they become due in the usual course of business.



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         Except as described below, no dividends shall be paid or declared and set apart for payment on any class or series of shares of the Corporation junior to the Series 1994 Shares for any period unless full cumulative dividends have been paid or contemporaneously are declared and paid or set apart for payment on the Series 1994 Shares. A dividend payable in Common Shares or another class of shares junior to the Series 1994 Shares may, however, be made. When full cumulative dividends are not paid upon the Series 1994 Shares and any other class of shares ranking on parity with the Series 1994 Shares, all dividends declared upon the Series 1994 Shares and any such other class of shares shall be declared pro rata in accordance with the respective dividends which would be payable on such shares if all accrued and unpaid dividends thereon were paid in full. The holders of Series 1994 Shares shall not be entitled to the payment of interest with respect to dividend payments that may be in arrears.

                  (c)      Conversion.

                           (i) Right to Convert. The holders of Series 1994 Shares will be entitled at any time (except as to shares called for redemption as to which all conversion rights shall cease on the redemption date unless the Corporation shall default in the payment of the redemption price) to convert their Series 1994 Shares into such number of Common Shares equal to the aggregate value of the Series 1994 Shares to be converted by such holder, at $11.00 per share, divided by the conversion price. The conversion price shall initially be at $11.00 and is subject to adjustment as set forth below.

                           Upon conversion no adjustments will be made for accrued dividends and such accrued dividends shall not be paid and, therefore, Series 1994 Shares surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding dividend payment date (except Series 1994 Shares called for redemption on a date during such period) must be accompanied by payment of an amount equal to the dividend payable on such Series 1994 Shares on such dividend payment date.

                           (ii) No Fractional Shares. No fractional Common Shares or securities representing Common Shares will be issued upon conversion. Any fractional interest in a Common Share resulting from conversion will be paid in cash based on the Market Price of Common Shares. "Market Price" as used herein shall mean (i) the closing price on the day before the date of conversion of the Common Shares on any registered national securities exchange or the national market system of a registered national securities association, if the Common Shares are traded on such an exchange or system, (ii) the average of the bid and ask price on the over-the-counter market at the close of business on the day before the date of conversion, or (iii) if there is no market for the Common Shares, the fair value of the Common Shares determined by the Board of Directors in its sole discretion.

                           (iii) Procedure. A holder of Series 1994 Shares may convert such Series 1994 Shares by delivering to the Corporation or its transfer agent the certificate or certificates representing such Series 1994 Shares, duly endorsed for transfer, accompanied by the holder's written notice of election to convert such shares. As promptly as practicable thereafter the Corporation shall issue and deliver to or upon the order of such holder, a



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
         certificate or certificates for the whole number of Common Shares to which such holder is entitled, and payment for any fractional Common Shares.

                           (iv) No Dilution or Impairment. The Corporation will not, by amendment of its articles of incorporation or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series 1994 Shares, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of Series 1994 Shares against dilution or other impairment.

                           (v) Reservation of Common Shares. The Corporation shall at all times reserve and keep available, solely for purpose of effecting the conversion of the Series 1994 Shares, the full number of authorized but unissued Common Shares issuable upon conversion of the outstanding Series 1994 Shares.

                  (d)      Adjustments to Conversion Price.

                           (i) Adjustment for Stock Splits and Combinations. If the Corporation effects a subdivision of the outstanding Common Shares, in each such case the conversion price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if after the date hereof, the Corporation combines outstanding shares of Common Shares, in each such case the conversion price in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

                           (ii) Adjustment for Certain Dividends and
         Distributions. If the Corporation pays to holders of Common Shares a dividend or other distribution of additional Common Shares, in each such case the conversion price then in effect shall be decreased as of the time of such issuance by multiplying such conversion price by a fraction (1) the numerator of which is the total number of Common Shares issued and outstanding immediately prior to the time of such issuance, and (2) the denominator of which is the total number of Common Shares issued and outstanding immediately prior to the time of such issuance plus the number of Common Shares issuable in payment of such dividend or distribution.

                           (iii) Adjustments for other Dividends and Distributions. If the Corporation makes or fixes a record date for the determination of holders of Common Shares entitled to receive a dividend or other distribution payable in securities of the Corporation other than Common Shares, in each such case provision shall be made so that the holders of Series 1994 Shares shall receive upon conversion thereof, in addition to the number of Common Shares receivable thereupon, the amount of securities of the Corporation that the holder would have received had the Series 1994 Shares been converted into Common Shares on such record date and had the holder thereafter, during the period from the date of such


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
         event to and including the date of conversion, retained such securities subject to all other adjustments called for during such period hereunder with respect to the rights of the holders of Series 1994 Shares.

                           (iv) Adjustment for Reclassification, Exchange and Substitution. If the number of Common Shares issuable upon the conversion of the Series 1994 Shares is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere herein), in each such case each holder of Series 1994 Shares shall have the right thereafter to convert the Series 1994 Shares into the kind and amount of stock and other securities and property which the holder would have received upon such reorganization, reclassification or change if the holder had converted the Series 1994 Shares into Common Shares immediately prior thereto, all subject to further adjustment as provided herein.

                           (v) Reorganizations, Mergers or Consolidations. If there is a capital reorganization of the Corporation or a merger or consolidation of the Corporation with or into another corporation (other than a reorganization that is a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere herein) , as a part of such reorganization, merger or consolidation, provision shall be made so that the holders of Series 1994 Shares shall thereafter be entitled to receive, upon conversion of the Series 1994 Shares, the number of shares of stock or other securities or property that the holder would have been entitled to receive upon any such event had the holder converted the Series 1994 Shares into Common Shares immediately prior to such event. In each such case, appropriate adjustment shall be made in the application of the provisions hereof with respect to the rights of the holders of Series 1994 Shares after the reorganization, merger or consolidation to the end that the provisions hereof (including adjustment of the conversion price then in effect and number of shares receivable upon conversion of Series 1994 Shares) shall be applicable after that event and be as nearly equivalent to the provisions hereof as practicable.


                           (vi) Other Adjustments. The Corporation, in addition to the other adjustments provided for herein, shall adjust the conversion price if, and to the extent that it determines that such an adjustment is necessary to avoid treatment of any transaction as a taxable constructive distribution of stock under section 305 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations issued thereunder, or under any successors to such provisions.

                           (vii) No de minimis Adjustments. No adjustment of the conversion price will be required, the foregoing notwithstanding, until cumulative adjustments amount to at least one percent of the current conversion price.

                           (viii) Officer's Certificate as to Adjustments. In each case of an adjustment in the conversion price the Corporation, at its expense, will have its principal financial officer



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
         compute such adjustment in accordance with the terms of the Series 1994 Shares and prepare a certificate setting forth such adjustment and showing in detail the facts upon which the adjustment is based, including, without limitation, a statement of (a) the consideration received or to be received by the Corporation for any additional Common Shares issued or sold or deemed to have been issued or sold, (b) the number of Common Shares outstanding or deemed to be outstanding, and
         (c) the conversion price as adjusted. The Corporation will mail a copy of each such certificate to the holders of Series 1994 Shares outstanding at that time.

                  (e) Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series 1994 Shares are entitled to receive out of assets of the Corporation available for distribution to shareholders, before any distribution or payment is made to holders of Common Shares, or holders of any other shares of the Corporation ranking junior upon liquidation to the Series 1994 Shares, liquidation distributions in the amount of $11.00 per share, plus accrued and unpaid dividends. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be insufficient to make the full payment of $11.00 per share, plus all accumulated dividends accrued and unpaid thereon, on the Series 1994 Shares and similar payments on any other class of shares ranking on a parity with the Series 1994 Shares upon liquidation, then the holders of the Series 1994 Shares and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full respective distributable amounts to which they are entitled. A consolidation or merger of the Corporation with or into one or more corporations, or a sale of all or substantially all of the assets of the Corporation which does not involve a distribution by the Corporation of cash or other property to the holders of the Common Shares, shall not be deemed to be a liquidation, dissolution or winding up of the Corporation.

                  After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Series 1994 Shares will not be entitled to any further participation in any distribution or payments by the Corporation.

                  (f) Redemption. The Series 1994 Shares may be redeemed at the option of the Corporation provided that such redemption has been approved by a majority of the directors of the Corporation who are not holders of Series 1994 Shares, upon not less than 30 days written notice of the date fixed for redemption to each holder of Series 1994 Shares to be redeemed. The redemption price will be $11.00 per Series 1994 Share plus accrued and unpaid dividends.

                  If less than all of the outstanding Series 1994 Shares are to be redeemed, the Corporation will select those to be redeemed by lot or on a pro rata basis or by any other method deemed by the Corporation to be equitable (with adjustments to avoid fractional shares). Any Series 1994 Shares for which a notice of redemption has been given may be converted into Common Shares at any time before the close of business on the date fixed for redemption.



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
                  After the date fixed for redemption, dividends on Series 1994 Shares called for redemption shall cease to accrue, such shares shall no longer be deemed to be outstanding and all rights of the holders as shareholders of the Corporation shall cease unless the Corporation defaults on payment of the redemption price.

                  (g) Voting Rights. Except as may be otherwise provided by law or by these Articles, holders of Series 1994 Shares are not entitled to vote.

                                   ARTICLE IV
                                 INDEMNIFICATION

         Section A. Indemnification in General. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the maximum extent permitted under the Indiana Business Corporation Law.

         Section B. Non-Exclusive. The indemnification provided herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding the office or position entitling him to indemnification, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section C. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the Indiana Business Corporation Law or of these Articles.

         The Corporation's indemnification of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be reduced by any amounts such person may collect as indemnification (i) under any policy of insurance purchased and maintained on his behalf by the Corporation, or (ii) from such corporation, partnership, joint venture, trust or other enterprise.

         Section D. Amendment. Notwithstanding anything contained in these Articles to the contrary, the affirmative vote of the holders of at least 85% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one



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
class) shall be required to alter, amend or repeal this Article IV or adopt any provision inconsistent with this Article IV.

                                    ARTICLE V
                              SHAREHOLDER PROPOSALS

         Section A. Shareholder Proposals. At an annual meeting of shareholders, only such business may be conducted or proposals considered (the "Business") as shall have been properly brought before the meeting. To be properly brought before an annual meeting, the Business must be: (a) specified in the notice of annual meeting (or any supplement thereto) given by or at the direction of the board of directors; (b) otherwise properly brought before the meeting by or at the direction of the board of directors; or (c) otherwise properly brought before an annual meeting.

         The Business may be properly brought before the meeting by a shareholder only if written notice by the Business has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than the earlier of (i) 270 days after the adjournment of the next preceding annual meeting, or (ii) the close of business on the seventh day following the date on which notice of the meeting is formally given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder proposing the Business; (b) a brief description of the Business;
(c) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote on the Business at such meeting; and (d) a description of any material interest of the shareholder giving the notice in the Business to be brought before the meeting. The chairman of the meeting may refuse to allow the transaction of any Business not properly brought before the meeting.

         Section B. Amendment. Notwithstanding anything contained in these Articles to the contrary, the affirmative vote of the holders of at least 85% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) shall be required to alter, amend, or repeal this Article V or adopt any provision inconsistent with this Article V.


                                   ARTICLE VI
                     ELECTION UNDER BUSINESS COMBINATION LAW

         Indiana Code Section 23-1-43 shall apply to the Corporation regardless of whether the Corporation has at any time a class of voting shares registered under Section 12 of the Securities Exchange Act of 1934 (15 U.S.C. Section 78a et seq.).


                           MANNER OF ADOPTION AND VOTE

         Section 1. Amendments. The foregoing Amended and Restated Articles effected the following amendments to the Corporation's existing Amended and Restated Articles of Incorporation (collectively, the "Amendments"):


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
                  (a) a change of the Corporation's name from WavePhore, Inc. to WAVO Corporation (the "Change of Name");

                  (b) an increase in the number of shares of common stock that the Corporation is authorized to issue to 100,000,000 shares (the "Increase in Authorized Common Shares");

                  (c) an increase in the number of shares of preferred stock that the Corporation is authorized to issue to 25,000,000 shares (the "Increase in Authorized Preferred Shares"); and

                  (d) the deletion of the designation of the relative rights, preferences and limitations of all series of the shares of preferred stock other than the Series 1994 Preferred Shares, which is the only series of preferred stock of the Corporation that is currently issued and outstanding (the "Deletion of Certain Preferred Stock Series").

         Section 2. Approval by the Board of Directors. At a meeting duly called and held on March 5, 1999, the Board of Directors of the Corporation adopted resolutions approving the Amendments and the foregoing Amended and Restated Articles and recommending that they be submitted to the Shareholders of the Corporation for approval.

         Section 3. Approval by the Shareholders: At a meeting duly called and held on May 25, 1999, the Shareholders of the Corporation adopted and approved the Amendments and the foregoing Amended and Restated Articles. The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on each of the Amendments, and the number of votes of each voting group represented at the meeting, are set forth below:


         (a)     Change of Name.

         Designation of Voting Group                                                            Common Shares

         Number of Outstanding Shares                                                              28,605,458

         Number of Votes Entitled to be Cast                                                       28,605,458

         Number of Shares Represented at Meeting                                                   26,421,107

         Shares Voted in Favor                                                                     26,156,544

         Shares Voted Against                                                                         204,968

         Shares Abstaining                                                                             59,595

         Designation of Voting Group                                             Series 1994 Preferred Shares

         Number of Outstanding Shares                                                                 501,963




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

         Number of Votes Entitled to be Cast                                                          501,963

         Number of Shares Represented at Meeting                                                      501,963

         Shares Voted in Favor                                                                        501,963

         Shares Voted Against                                                                               0

         Shares Abstaining                                                                                  0


         The number of votes cast for the Change of Name by each voting group was sufficient for its approval by that voting group.



         (b) Increase in Authorized Common Shares

         Designation of Voting Group                                                                  Common Shares

         Number of Outstanding Shares                                                                    28,605,458

         Number of Votes Entitled to be Cast                                                             28,605,458

         Number of Shares Represented at Meeting                                                         26,421,107

         Shares Voted in Favor                                                                           25,394,819

         Shares Voted Against                                                                               873,069

         Shares Abstaining                                                                                  153,219

         Designation of Voting Group                                                   Series 1994 Preferred Shares

         Number of Outstanding Shares                                                                       501,963

         Number of Votes Entitled to be Cast                                                                501,963

         Number of Shares Represented at Meeting                                                            501,963

         Shares Voted in Favor                                                                              501,963

         Shares Voted Against                                                                                     0

         Shares Abstaining                                                                                        0



         The number of votes cast for the Increase in Authorized Common Shares by each voting group was sufficient for its approval by that voting group.





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

         (c)   Increase in Authorized Preferred Shares

         Designation of Voting Group                                                                  Common Shares

         Number of Outstanding Shares                                                                   28,605,458

         Number of Votes Entitled to be Cast                                                             28,605,458

         Number of Shares Represented at Meeting                                                         26,421,107

         Shares Voted in Favor                                                                            7,273,347

         Shares Voted Against                                                                             3,314,126

         Shares Abstaining                                                                               15,833,607

         Designation of Voting Group                                                   Series 1994 Preferred Shares

         Number of Outstanding Shares                                                                       501,963

         Number of Votes Entitled to be Cast                                                                501,963

         Number of Shares Represented at Meeting                                                            501,963

         Shares Voted in Favor                                                                              501,963

         Shares Voted Against                                                                                     0

         Shares Abstaining                                                                                        0


         The number of votes cast for the Increase in Authorized Preferred Shares by each voting group was sufficient for its approval by that voting group.

         (d)     Deletion of Certain Preferred Stock Series.

         Designation of Voting Group                                                                  Common Shares

         Number of Outstanding Shares                                                                    28,605,458

         Number of Votes Entitled to be Cast                                                             28,605,458

         Number of Shares Represented at Meeting                                                         26,421,107

         Shares Voted in Favor                                                                            9,864,568

         Shares Voted Against                                                                               532,315

         Shares Abstaining                                                                               16,024,224

         Designation of Voting Group                                                   Series 1994 Preferred Shares

         Number of Outstanding Shares                                                                       501,963

         Number of Votes Entitled to be Cast                                                                501,963

         Number of Shares Represented at Meeting                                                            501,963

         Shares Voted in Favor                                                                              501,963

         Shares Voted Against                                                                                     0

         Shares Abstaining                                                                                        0


         The number of votes cast for the Deletion of Certain Preferred Stock Series by each voting group was sufficient for its approval by that voting group.

         Section 4. Compliance with Legal Requirements. The manner of adoption of the Amended and Restated Articles and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the existing Amended and Restated Articles of Incorporation of the Corporation and the By-Laws of the Corporation.

         Section 5. Effective Date. The Amended and Restated shall become effective when filed with the Indiana Secretary of State.

         I hereby verify, subject to penalties of perjury, that the facts contained herein are true.




                                        /s/ David E. Deeds
                                        -------------------------------------
                                        David E. Deeds, Chairman,
                                        Chief Executive Officer and President




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